Exhibit 31.2

Certification of Principal Financial Officer

Pursuant to SEC Rule 13a-14(a)/15d-14(a)

I, Paul Buck, certify that:

1. I have reviewed this Form 10-K/A of CNS Response, Inc. for the year ended September 30, 2012;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: January 28, 2013	/s/ Paul Buck
Name: Paul Buck
Title: Chief Financial Officer